Exhibit 10.2

OPTION AGREEMENT

THIS AGREEMENT made effective as of the ___ day ofApril, 2011

BETWEEN:

Wildhorse Copper Inc., with an office at 826 Leon Avenue, Kelowna, BC, V1Y 6J8 Canada
 (the "Wildhorse")

OF THE FIRST PART

AND:

Wildhorse Copper (AZ) Inc., with an office at 6868 North 7th Avenue, Suite 204, Phoenix,
Arizona, 85013-1150 USA
(the "Wildhorse Sub")

OF THE SECOND PART

(Wildhorse and Wildhorse Sub are collectively referred to as the “Optionor”)

AND:

Enertopia Corporation, a company with an office at Suite 950 1130 West Pender,
Vancouver, BC, V6E 4A4 Canada
(the "Optionee")

OF THE THIRD PART

AND:

W. Scott Donaldson, Attorney at Law, with an office at 6868 North 7th Avenue, Suite 204,
Phoenix, Arizona 85013-1150
(the "Escrow Agent")

OF THE FOURTH PART

WHEREAS:

A.               The Optionor entered in to a letter of intent with the Optionee dated January 31, 2011 (the “LOI”), pursuant to which the Optionee has the exclusive option to acquire an undivided 100% right, title and interest in and to certain mineral claims as set out in Schedule A (the “Wildhorse Concessions”), Schedule B (the “Timber Wolf Concessions”), and Schedule C (the “Wildhorse Copper Hills #1 mining claim Concession”) (the Wildhorse Concessions, Timber Wolf Concessions and the Wildhorse Copper Hills #1 mining claim Concession are collectively referred to as the “Concessions” or the “Property” and taken together are known as the “Copper Hills Property”). The Optionor may acquire the Property, subject to the Royalty (as defined herein), on the terms and conditions hereinafter set forth.

B.                The Concessions are either held directly by the Optionor, directly by the Optionor through a purchase agreement between the Optionor and Northern Tiger Resources Inc. (“Northern Tiger”) (the “Northern Tiger Agreement”) or through an agreement for sale between the Optionor and Timber Wolf Minerals Ltd. (“Timber Wolf”) (the “Timber Wolf Agreement”). It is understood that the Optionee will be acquiring the Concessions held by the Optionor and Timber Wolf and that the Optionor will assign both the Northern Tiger Agreement and the Timber Wolf Agreement to the Optionee.

C.                The Wildhorse Copper Hills #1 mining claim Concession which is owned directly by the Optionor is subject to a 1 per cent Net Smelter Returns Royalty up to a total of $2.0 million from production from such claim as more particularly described in Schedule D to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Optionee to the Optionor (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

1.	DEFINITIONS. For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

	(a)	“Escrow Agent” shall mean W. Scott Donaldson, Attorney at Law;

	(b)	“Northern Tiger Agreement” shall mean the agreement set out in Schedule D;

	(c)	"Option" means the option to acquire an undivided 100% right, title and interest in and to the Property, subject to the Royalty, as provided in this Agreement;

	(d)	"Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option;

(e)

"Property" means the mineral claims located in Socorro County, New Mexico as more particularly set out in Schedules "A", “B” and “C” hereto, including any replacement or successor claims, and all mineral/mining leases and other mining interests derived from any such claims. Any reference herein to any mineral claim comprising the Property includes any mineral/mining leases or other interests into which such mineral claim may have been replaced or converted;

(f)

"Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

	(g)	"Royalty" means a royalty of 1% of net smelter returns up to a total payment of $2.0 million payable to Northern Tiger, as more particularly set out in the Northern Tiger Agreement in Schedule D;

	(h)	"Shares" means the common shares in the capital of the Optionee, as constituted on the date hereof, to be issued to the Optionor pursuant to the exercise of the Option;

	(i)	“Timber Wolf Agreement” shall mean the Agreement set out in Schedule E;

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR.

	(a)	The Optionor represents and warrants to and covenants with the Optionee, with the knowledge that the Optionee relies upon same in entering into this Agreement, that:

(i) it has been duly formed and validly exists in good standing with respect to the filing of annual reports under the laws of its jurisdiction of formation;

(ii) no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding up or being placed into bankruptcy;

(iii)

it has all requisite power and capacity, and has duly obtained all requisite authorizations and performed all requisite acts, to enter into and perform its obligations hereunder, it has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of it enforceable against it in accordance with the Agreement's terms, and the entering into of this Agreement and the performance of its obligations hereunder does not and will not result in a breach of, default under or conflict with any of the terms and provisions of any of its constituting documents, any resolutions of its partners, any indenture, agreement or other instrument to which it is a party or by which it is bound or the Property may be subject, or any statute, order, judgment or other law or ruling of any competent authority;

(iv)

it is legally entitled to hold the Property and the Property Rights and will remain so entitled until and always to the extent such is required for the due transfer to the Optionee of its requisite interest in and to the Property pursuant to and upon the exercise of the Option, subject to the Optionee keeping the claims in good standing as set out in Section 7(a) of this Agreement and subject to the Optionee keeping the Wildhorse and Underlying agreements in good standing.

(v)

subject to the Optionee keeping this Agreement and the underlying agreements in good standing, it is, and at the time of each transfer to the Optionee of an interest in and to the Property pursuant to and upon the exercise of the Option it will be, the beneficial owner of all right, title and interest in and to such transferred interest, free and clear of all liens, charges, claims, liabilities and adverse interests of any nature or kind, subject only to the Schedule D Royalty;

(vi)

the Northern Tiger Agreement has been duly and validly entered into by the Optionor pursuant to the laws of the jurisdiction in which such agreement is governed and is in good standing; the Timber Wolf Agreement has been duly and validly entered into by the Optionor pursuant to the laws of the jurisdiction in which such agreement is governed and is in good standing;

(vii)

to the knowledge of the Optionor there are neither any adverse claims or challenges against, or to the ownership or title to, any of the mineral claims comprising the Property or to the validity or enforceability of any of the mineral agreements in respect thereof, nor to the knowledge of the Optionor after due inquiry is there any basis therefor, and there are no outstanding agreements, options or other rights and interests to acquire or purchase the Property or any portion thereof or any interest therein, and no person has any royalty or other interest whatsoever in the production from any of the mineral claims comprising the Property or otherwise except as disclosed in this Agreement;

(viii)

to the knowledge of the Optionor it has the right to use the surface to the extent necessary subject to the overriding mining laws in effect in respect of the Property which are necessary or desirable to conduct the exploration and development thereof, including but not limited to the activities contemplated in Section 6 hereof;

(ix)	no third party consent of any kind is required by the Optionor to enter into this Agreement and grant the Option contemplated hereby;

(x)	the Optionor has not conducted any work on the Property that was not in accordance with all applicable environmental laws, orders and rulings;

(xi)

any Shares issued to the Optionor have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or any State securities laws, and may not be offered and sold, directly or indirectly, in the United States or by or to or for the account or benefit of a U.S. Person (as defined in Regulation S ("Regulation S") promulgated under the 1933 Act) without registration under the 1933 Act and any applicable State securities laws, unless an exemption from registration is available;

(xii)

the Optionee has no present intention and is not obligated under any circumstances to register the Shares, or to take any other actions to facilitate or permit any proposed resale or transfer thereof in the United States or otherwise by or to or for the account or benefit of a U.S. Person, and in particular, the Optionor and the Optionee further acknowledge and agree that the Optionee is hereby required to refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration;

(xiii)

in the event that any of the Shares are subject to a hold period or any other restrictions on resale and transferability, the Optionee will place a legend on the certificates representing the Securities as are required under Securities Act (British Columbia), the Canadian National Stock Exchange or as otherwise required by applicable regulatory authorities;

(xiv)

the Optionor acknowledges and agrees that the Shares will be issued pursuant to pursuant to exemptions (the "Exemptions") from the registration and prospectus requirements of applicable securities laws. The Shares will be subject to a number of resale restrictions, including a restriction on trading. Until the restriction on trading expires, the Optionor will not be able to trade the Shares unless the Optionor complies with an exemption from the prospectus and registration requirements under applicable securities laws. The Optionor acknowledges and agrees that the Optionor will be receiving the Shares as Principal and that the Shares are being issued pursuant to the Exemption provided for in Section 2.13 (Petroleum, Natural Gas and Mining Properties) of National Instrument 45-106 – Prospectus and Registration Exemptions.

(b)

The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution and performance of this Agreement and of any transfers, assignments, deeds or further documents or acts of the parties respecting the Property.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE.

	(a)	The Optionee represents and warrants to and covenants with the Optionor, with the knowledge that the Optionor relies upon same in entering into this Agreement, that:

(i)

it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(ii)

no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding up or being placed into bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(iii)

it has all requisite corporate power and capacity, and has duly obtained all requisite corporate authorizations and performed all requisite corporate acts, to enter into and perform its obligations hereunder, it has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of it enforceable against it in accordance with the Agreement's terms, and the entering into of this Agreement and the performance of its obligations hereunder does not and will not result in a breach of, default under or conflict with any of the terms and provisions of any of its constituting documents, any resolutions of its shareholders or directors, any indenture, agreement or other instrument to which it is a party or by which it is bound or the Property may be subject, or any statute, order, judgment or other law or ruling of any competent authority applicable to it; and

(iv)	it is lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate.

(b)

The representations and warranties contained in this section are provided for the exclusive benefit of the Optionor, and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

4.	GRANT AND EXERCISE OF OPTION.

(a)

The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire up to an undivided 100% right, title and interest in and to the Property, free and clear of all charges, encumbrances, claims, liabilities and adverse interests of any nature or kind, except for the Royalty.

	(b)	The Option shall be in good standing and exercisable by the Optionee by paying the following amounts on or before the dates specified in the following schedule:

		(i)	paying the Optionor $7,500 on signing the letter of intent (paid),

(ii)

paying the Optionor $51,150 on or before the execution of this Agreement and issuing to the Optionor 500,000 common shares in the capital stock of the Optionee as soon as practicable following the execution of this Agreement,

		(iii)	issuing to the Optionor 150,000 shares in the capital stock of the Optionee on or before the first anniversary of this Agreement,

		(iv)	issuing to the Optionor 150,000 shares in the capital stock of the Optionee on or before the second anniversary of the Agreement, and

		(v)	issuing to the Optionor 200,000 shares in the capital stock of the Optionee on or before the third anniversary of the Agreement.

(c)	The Optionee shall also pay Timber Wolf the following amounts on or before the dates specified in the following schedule, with such amounts and terms as further described in the Timber Wolf Agreement:

	(i)	paying $3,000 on signing of this Agreement,

	(ii)	paying an additional $7,500 on or before the first anniversary of the Agreement,

	(iii)	paying an additional $10,000 on or before the second anniversary of the Agreement,

	(iv)	paying an additional $12,500 on or before the third anniversary of the Agreement,

	(v)	paying an additional $25,000 on or before the fourth anniversary of the Agreement,

	(vi)	paying an additional $25,000 on or before the fifth anniversary of the Agreement,

	(vii)	paying an additional $50,000 on or before the sixth anniversary of the Agreement,

	(viii)	paying an additional $200,000 on or before the seventh anniversary of the Agreement,

	(ix)	paying an additional $200,000 on or before the eighth anniversary of the Agreement.

(d)	The Optionor acknowledges and agrees that the Shares will be subject to hold periods and restrictions on resale in accordance with applicable securities laws.

(e)

All payments made pursuant to Section 4(b) shall be mad by check or wire transfer delivered to the Escrow Agent or to any single depository as the Optionor may instruct. Upon making payment to the Escrow Agent or depository, the Optionee shall be relieved of any responsibility for such payment to the Optionor.

5.	CONVEYANCE AND ESCROW INSTRUCTIONS

	(a)	Escrow Instructions

(i)

When executed and delivered, this Agreement will constitute the joint instructions of the Optionor and the Optionee to the Escrow Agent, which shall act as their independent escrow agent to receive, disburse, file, record and deliver all funds and documents in connection with the sale and purchase of the Property pursuant to this Agreement.

(ii)

By executing this Agreement the Optionor hereby grants to the Optionee the sole and exclusive right to purchase the Property from the Optionor, which right shall grant possession of the Property exclusively to the Optionee, its successors and assigns. During the term of the Agreement, the Optionee shall have the right to conduct all activities related to the mineral exploration, development and mining of the Property, subject to the terms of this Agreement.

	(b)	Opening of Escrow; Earnest Money

(i)

Within two (2) business days after the execution of this Agreement by both the Optionor and the Optionee, three (3) executed copies of this Agreement (or counterparts thereof) shall be deposited with Escrow Agent. Escrow Agent shall execute the acceptance on three (3) counterparts, substituting original signature pages as required, retain one (1) fully executed counterpart, and return fully executed counterparts to the Optionor and the Optionee. Escrow shall be opened when (i) Escrow Agent accepts this Agreement, and (ii) the Optionee deposits the Earnest Money with Escrow Agent (the “Opening of Escrow”).

(c)	Items to Be Delivered by the Optionor at Opening of Escrow. At or prior to the Opening of Escrow, the Optionor shall deliver or cause to be delivered to the Escrow Agent:

	(i)	A fully executed Deed to Unpatented Mining Claims in the form attached hereto as Schedule F for the Property; and

	(ii)	Any affidavit or disclosure statement or certification as may be required under the laws of the State of New Mexico for the conveyance of the Property.

(d)

Items to Be Delivered by the Optionee at Opening of Escrow. At or prior to the Opening of Escrow, the Optionee, at its sole cost and expense, shall deliver, or cause to be delivered to the Escrow Agent:

	(i)	Any affidavit or disclosure statement or certification as may be required under the laws of the State of New Mexico for the conveyance of the Property; and

	(ii)	The initial payments due under this Agreement.

(e)

Change of Escrow Agent. The parties agree that W. Scott Donaldson is the initial Escrow Agent, and that the Optionee has the unilateral authority to change the Escrow Agent providing the new Escrow Agent agrees in writing to abide by the terms of this Agreement.

(f)	Close of Escrow and Delivery of Title.

(i)

Close of Escrow. The closing of the escrow with respect to the conveyance of the Property (the “Close of Escrow”) shall occur upon the Optionee completing payment to the Optionor the payments described in Section 4(b) above. If the date for the Close of Escrow is not a business day for the Escrow Agent or the County Recorder of the county in which the Property is located, then the Close of Escrow shall occur on the first business day thereafter. The Close of Escrow shall occur at the office of Escrow Agent or at such other location as the parties may agree. The Optionee shall have the right to close prior to the Closing Deadline upon providing the Optionor and Escrow Agent with not less than ten (10) days prior written notice and payment of the full purchase price.

(ii)

Delivery of Title. Escrow Agent, upon receiving full payment of the balance due under Section 4(b), shall deliver to the Optionee, or its heirs or assigns, the executed deed described in Section 5(b) above.

(g)	The transfer of the Timber Wolf Concessions shall be governed by the Timber Wolf Agreement.

6.

RIGHT OF ENTRY. Throughout the Option Period, the Optionee and its directors, officers, employees, servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

(a)	enter thereon;

(b)	have exclusive and quiet possession thereof;

(c)	do such prospecting, exploration, development and other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d)	bring upon and erect upon the Property such buildings, plant, machinery and equipment as the Optionee may deem advisable; and

(e)	remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

7.	OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD. During the Option Period, the Optionee shall:

(a)

maintain in good standing those mineral claims comprising the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from the Optionees activities thereon except those at the time contested in good faith by the Optionee;

(b)

keep the Mining Claims in good standing by making payments to the Bureau of Land Management ("BLM") and to Socorro County on or before August 31 of each year during the currency hereof and by the doing of all other acts and things and making all other payments which may be necessary in these regards, including, but not limited to, any payments or acts required by the BLM and the State of New Mexico;

	(c)	keep the Agreement and the underlying agreements in good standing during the Option Period;

(d)

permit the partners, employees and designated consultants of the Optionor, at their own risk and expense, access to the Property at all reasonable times, and the Optionor agrees to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any partner, employee or designated consultant of the Optionor while on the Property;

	(e)	do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(f)

indemnify and save the Optionor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionees activities on the Property, but the Optionee shall incur no obligation hereunder in respect of any such costs, claims, liabilities and expenses arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition and in full compliance with requirements of all environmental laws and regulations;

	(g)	permit the Optionor, at its own expense, reasonable access to the Property as long as this agreement is in effect;

(h)

Optionee shall provide and maintain comprehensive general liability insurance against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Property, of a limit of not less than Three Million Dollars ($3,000,000.00). The Optionee shall provide to the Optionor a certificate of insurance. The Optionor will be added as an additional insured to the policy.

(i)

deliver to the Optionor, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Property.

The Optionor acknowledges and agrees that all technical and other information concerning the Property provided by the Optionee to it, directly or indirectly, shall be treated as confidential information, and it shall not copy, transmit or otherwise disclose, disseminate or use such information, including but not limited to use in violation of insider trading and other provisions of applicable securities laws, without the express written consent of the Optionee, except for information news released or made public in another manner by the Optionee prior to release by the Optionor.

8.	TERMINATION OF OPTION.

	(a)	The Option shall terminate:

		(i)	subject to paragraph 15 hereof, upon the Optionee failing to make any payment or issuance of Shares which must be made or issued in exercise of the Option;

		(ii)	subject to paragraph 15 hereof, upon the Optionee failing to remedy a default as provided therein; or

(iii)

at any other time, by the Optionee giving a minimum of ninety (90) days notice of such termination to the Optionor. In the event that the Optionee provides such notice less than ninety (90) days prior to August 31st of any year, the Optionee shall pay all claim maintenance fees and lease payments for such year.

	(b)	If the Option is terminated otherwise than upon the exercise thereof, the Optionee shall:

(i)

leave in good standing, for a period of at least 12 months from the termination of the Option Period, those mineral claims comprising the Property, to the extent allowable by the laws of the jurisdiction in which the Property is situate;

(ii)

deliver or make available at no cost to the Optionor, within 90 days of such termination, all drill core, RC hole chip trays, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished or made available to the Optionor;

(iii)

reclaim the Property in accordance with the requirements of all applicable environmental laws and regulations, but only to the extent that such requirements result from the Optionees activities on the Property hereunder.

(c)

If the Option is terminated otherwise than upon the exercise thereof, the Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionor.

9.

POWER TO CHARGE PROPERTY. The Optionor shall not grant or permit to exist any liens, charges or mortgages (collectively referred to as an "encumbrance") upon the property or any portion thereof. At any time after the Optionee has exercised the Option, in whole or in part, the Optionee may grant encumbrances upon the Property or any portion thereof, upon any mill or other fixed assets located thereon, and upon any or all of the tangible personal property located on or used in connection with the Property, to secure financing for the development of the Property, always provided that, unless otherwise agreed to by the Optionor, it shall be a term of each encumbrance that the encumbrancee or other person acquiring title to the Property upon enforcement of the encumbrance shall hold the same subject to the Royalty as if the encumbrancee or such other person had executed this Agreement.

10.

TRANSFERS. The Optionee may at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, transferee or recipient of any such interest shall have first delivered to the Optionor a written agreement to be bound by the terms of this Agreement.

11.

SURRENDER OF PROPERTY INTERESTS PRIOR TO TERMINATION OF AGREEMENT. The Optionee may at any time during the Option Period elect to abandon any one or more of the mineral claims comprised in the Property by giving notice to the Optionor of such intention. Any claims so abandoned shall be in good standing under the laws of the jurisdiction in which they are situate for at least 12 months from the date of abandonment. Upon any such abandonment, the mineral claims so abandoned shall for all purposes of this Agreement cease to form part of the Property and, if title to such claims has been transferred to the Optionee, the Optionee shall retransfer such title to the Optionor at the Optionees expense.

12.	FORCE MAJEURE.

(a)

If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay except where in violation of the underlying agreements, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing;

(b)

The Optionee shall give prompt notice to the Optionor of each event of force majeure and upon cessation of such event shall furnish to the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

13.

CONFIDENTIAL INFORMATION. No information furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Property by the Optionee, or related to the sale of minerals, ore, bullion or other product derived from the Property, shall be published or disclosed by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies. Where such information has been news released or put into the public domain in some other manner by the Optionee no such approval is necessary either prior to or following disclosure by the Optionor.

14.	ARBITRATION.

(a) All questions or matters in dispute under this Agreement shall be submitted to arbitration pursuant to the terms hereof.

(b)

It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 30 days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 30 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

(c)

The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 30 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 30 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial Arbitration Act of British Columbia. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

(d)	The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

15.	DEFAULT. If at any time during the Option Period, the Optionee is in default of any material provision in this Agreement, the Optionor may terminate this Agreement, but only if:

	(a)	it shall have first given to the Optionee a notice of default containing particulars of the obligation which the Optionee has not performed, or the warranty breached; and

(b)

the Optionee has not, within 60 days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.

Should the Optionee fail to comply with the provision of subparagraph (b), the Optionor may thereafter terminate this Agreement by giving notice thereof to the Optionee, always provided that the default in question has not been cured or substantially cured at the time of the Optionee giving such notice of termination.

16.

NOTICES. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier (with electronic confirmed receipt), shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

17.	GENERAL.

	(a)	This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

(b)

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(c)

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d)	This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(e)	This Agreement shall be governed by and construed in accordance with the laws of British Columbia.

(f)	Time shall be of the essence in this Agreement.

(g)	Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED AND DELIVERED BY
Wildhorse Copper (AZ) Inc.

Per: _____________________
            Authorized Signatory

SIGNED AND DELIVERED BY
Wildhorse Copper Inc.

Per: _____________________
            Authorized Signatory

Per: _____________________
            Authorized Signatory

SIGNED AND DELIVERED BY
Enertopia Corporation

Per: _____________________
            Authorized Signatory

Per: _____________________
            Authorized Signatory

	SCHEDULE "A"

	Wildhorse Concessions

Claim Name	Socorro County, New Mexico Instrument Number	BLM NMMC No.
WILDHORSE 1	201100729
WILDHORSE 2	201100730
WILDHORSE 3	201100731
WILDHORSE 4	201100732
WILDHORSE 5	201100733
WILDHORSE 6	201100734
WILDHORSE 7	201100735
WILDHORSE 8	201100736
WILDHORSE 9	201100737
WILDHORSE 10	201100738
WILDHORSE 11	201100739
WILDHORSE 12	201100740
WILDHORSE 13	201100741
WILDHORSE 14	201100742
WILDHORSE 15	201100743
WILDHORSE 21	201100749
WILDHORSE 22	201100750
WILDHORSE 23	201100751
WILDHORSE 24	201100752
WILDHORSE 30	201100758
WILDHORSE 31	201100759
WILDHORSE 32	201100760
WILDHORSE 33	201100761
WILDHORSE 34	201100762
WILDHORSE 35	201100763
WILDHORSE 36	201100764
WILDHORSE 37	201100765
WILDHORSE 38	201100766
WILDHORSE 39	201100767
WILDHORSE 40	201100768
WILDHORSE 41	201100769
WILDHORSE 42	201100770
WILDHORSE 43	201100771
WILDHORSE 44	201100772
WILDHORSE 45	201100773
WILDHORSE 46	201100774

2

Claim Name	Socorro County, New Mexico Instrument Number	BLM NMMC No.
WILDHORSE 47	201100775
WILDHORSE 48	201100776
WILDHORSE 49	201100777
WILDHORSE 50	201100778
WILDHORSE 51	201100779
WILDHORSE 52	201100780
WILDHORSE 53	201100781
WILDHORSE 54	201100782
WILDHORSE 55	201100783

SCHEDULE "B"

Timber Wolf Concessions

Claim Name	Socorro County, New Mexico Instrument Number	BLM NMMC No.
TIMBERWOLF 16	201100744
TIMBERWOLF 17	201100745
TIMBERWOLF 18	201100746
TIMBERWOLF 19	201100747
TIMBERWOLF 20	201100748
TIMBERWOLF 25	201100753
TIMBERWOLF 26	201100754
TIMBERWOLF 27	201100755
TIMBERWOLF 28	201100756
TIMBERWOLF 29	201100757

SCHEDULE "C"

Wildhorse Copper Hills #1 mining claim Concession

Claim Name	Socorro County, New Mexico	BLM NMMC No.
	Instrument Number
COPPER HILLS #1	Book 503, Page 3660	169266

SCHEDULE "D"

Northern Tiger Agreement

SCHEDULE "E"

Timber Wolf Agreement